ELECTRO-SENSORS, INC. 6111 Blue Circle Drive Minnetonka, Minnesota 55343

(952) 930-0100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 24, 2019

To the Shareholders of Electro-Sensors, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Electro-Sensors, Inc. will be held at the Sheraton Minneapolis West Hotel, 12201 Ridgedale Drive, Minnetonka, Minnesota, on Wednesday, April 24, 2019, at 2:00 pm, Central Time, for the following purposes:

1.	To set the number of directors at five;

2.	To elect five directors to serve until the next Annual Meeting of Shareholders;

3.	To ratify the selection of Boulay PLLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2019;

4.	To hold an advisory vote approving executive compensation (a “Say-on-Pay” vote);

5.	To hold an advisory vote on the frequency of future Say-on-Pay votes; and

6.	To take action upon any other business as may properly come before the meeting or any adjournment or postponement thereof.

Accompanying this Notice of Annual Meeting is a Proxy Statement, Form of Proxy and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

The Board of Directors has fixed the close of business on February 26, 2019 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders. All shareholders are cordially invited to attend the Annual Meeting in person.

To ensure that we achieve a quorum, however, whether or not you plan to attend the Annual Meeting, the Board of Directors requests that you either (1) promptly complete, sign, date and return the enclosed proxy card solicited by the Board of Directors, or (2) vote electronically following the process described in this proxy statement or in other materials you receive. The proxy is revocable and will not be used if you attend the Annual Meeting and vote in person or otherwise provide notice of your revocation. If you have any questions regarding the completion of the enclosed proxy card please call the Company at (952) 930-0100.

BY ORDER OF THE BOARD OF DIRECTORS,

David L. Klenk
President

Minnetonka, Minnesota

Dated:   March 20, 2019

ELECTRO-SENSORS, INC. 6111 Blue Circle Drive Minnetonka, Minnesota 55343 (952) 930-0100

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 24, 2019

GENERAL INFORMATION

This Proxy Statement is furnished by the Board of Directors (the “Board”) of Electro-Sensors, Inc., a Minnesota corporation (the “Company”), to the shareholders of the Company in connection with a solicitation of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 2:00 p.m., Central Time, on Wednesday, April 24, 2019, at the Sheraton Minneapolis West Hotel, 12201 Ridgedale Drive, Minnetonka, Minnesota, and at any and all adjournments or postponements thereof. This Proxy Statement and the accompanying materials are first being mailed to shareholders on or about March 20, 2019.

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or telephone. A large number of banks and brokerage firms participate in the Broadridge Investor Communication Services online program. This program provides eligible shareholders who receive a paper copy of the Annual Report and Proxy Statement the opportunity to vote via the Internet or telephone. If your bank or brokerage firm participates in this Broadridge program, your voting form will provide instructions. If your voting form does not refer to Internet or telephone information, please complete and return the paper proxy card in the postage paid envelope provided.

Any proxy delivered pursuant to this solicitation is revocable at the option of the person giving the proxy at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later-dated proxy via the Internet, via telephone or by mail, by delivering written notice of the revocation of the proxy to the Company’s President prior to the Annual Meeting, or by attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. The shares represented by a proxy will be voted in accordance with the shareholder’s directions if the proxy is duly submitted and not validly revoked prior to the Annual Meeting. If no directions are specified on a duly submitted proxy, the shares will be voted in accordance with the recommendations of the Board, FOR approval of the number of directors to be set at five, FOR the election of the directors nominated by the Board, FOR the ratification of the Company’s selection of independent registered public accounting firm for the fiscal year ending December 31, 2019, FOR the non-binding resolution regarding executive compensation, for the option of “3 YEARS” as the preferred frequency of future Say-on-Pay votes, and in accordance with the discretion of the persons appointed as proxies on any other matters properly brought before the Annual Meeting and any all adjournments or postponements thereof.

The expense of preparing, printing, and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. The Company will request brokerage firms, banks, nominees, custodians, and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock of the Company (“Common Stock”) as of the record date and reimburse these firms for the cost of forwarding the proxy materials in accordance with customary practice. In addition to the use of the Internet and mail, proxies may be solicited by officers, directors, and regular employees of the Company, without additional remuneration, in person or by telephone or facsimile transmission.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement, Form of Proxy, and Annual Report on Form 10-K are available at

http://www.idelivercommunications.com/proxy/else

OUTSTANDING SHARES & VOTING RIGHTS

The Company fixed the close of business on February 26, 2019 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting. At February 26, 2019, the Company had outstanding 3,395,521 shares of Common Stock, the only outstanding class of capital stock of the Company. Each share of Common Stock outstanding on the record date entitles the holder thereof to one vote on each matter to be voted upon by shareholders at the Annual Meeting. Holders of Common Stock are not entitled to cumulative voting rights.

For the election of directors, each shareholder will be entitled to vote for five nominees and the five nominees with the greatest number of votes will be elected. With respect to the proposal to set the number of directors at five, ratification of our independent registered public accounting firm for the fiscal year ending December 31, 2019, the advisory Say-on-Pay vote, and, other than the advisory on the frequency of future Say-on-Pay votes, any other matter that properly comes before the meeting, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal will be required for approval. With respect to the advisory vote on the frequency of future Say-on-Pay votes, the shareholders will be deemed to have selected the frequency option that receives the most votes. A properly executed proxy marked “ABSTAIN” with respect to any proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote with respect to all proposals other than the advisory vote on the frequency of future Say-on-Pay votes, on which an abstention will have no effect.

A majority of the shares of Common Stock entitled to vote at the Annual Meeting, present in person or by proxy, constitutes a quorum that is required for the transaction of business at the Annual Meeting. Proxies relating to “street name” shares that are voted by brokers on some matters, but not on other matters as to which authority to vote is withheld from the broker (“broker non-votes”) absent voting instructions from the beneficial owner, will be treated as shares present for purposes of determining the presence or absence of a quorum but will not be deemed to be represented at the meeting for purposes of determining the approval of any matter submitted to the shareholders for which voting authority is withheld. The Inspector of Election appointed by the Board will determine the shares represented at the meeting and the validity of proxies and ballots and will count all votes and ballots.

CORPORATE GOVERNANCE

The business affairs of the Company are conducted under the direction of the Board in accordance with the Minnesota Business Corporation Act and our Articles of Incorporation and Bylaws. The Board of Directors currently has five members: David L. Klenk, Jeffrey D. Peterson, Joseph A. Marino, Scott A. Gabbard, and Michael C. Zipoy. Members of the Board are informed of our business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board and its committees, among other activities. The corporate governance practices that we follow are summarized below.

Board Leadership Structure and Risk Management

The Board believes that independent director Joseph A. Marino is best suited to serve as Chairman of the Board due to his extensive familiarity with the Company’s business and industry as well as his proven track record of leading dynamic and growing organizations. Additionally, the Board believes Mr. Marino is most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. The Board believes having an independent director as chairman provides for good governance and effectively balances the roles of internal and external directors. Mr. Marino and the Company’s other independent directors bring experience, oversight and expertise from outside the Company and industry, while Mr. David L. Klenk, as President, Chief Executive Officer and Chief Financial Officer, brings company-specific experience and expertise. The Board believes that Mr. Klenk’s participation on the Board in his role of Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.

One key Board responsibility is to hold management accountable for the execution of strategy once it is developed. The Board believes that its independent directors work together effectively to serve this oversight function, with no individual director serving as a “lead” independent director.

The Board believes that oversight of the Company’s risk management efforts is another key responsibility that is shared by the entire Board. The Board regularly reviews risk management information regarding the Company’s liquidity and operations. Board members receive regular financial statements, which are discussed at quarterly meetings of the Board. In addition, Mr. Klenk frequently has informal discussions with Board members regarding key business issues and risk management.

Independence

The Board of Directors has determined that Messrs. Marino, Gabbard, and Zipoy are independent directors as defined by the listing standards of the Nasdaq Stock Market, since none of them are believed to have any relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. If Messrs. Marino, Gabbard, and Zipoy are all elected at the Annual Meeting, they will constitute a majority of the Board of Directors. Mr. Klenk is precluded from being considered independent by Nasdaq rules since he currently serves as an executive officer of the Company.

As of the record date, the estate of Nancy Peterson, the mother of director Jeffrey Peterson, was the beneficial owner and trustee of, and had voting and dispositive control over, 29.6% of the Company’s common stock. Mr. Jeffrey Peterson and Ms. Lynne Peterson are Co-Executors of the Estate of Nancy Peterson. Neither Nancy Peterson nor the Estate of Nancy Peterson had a formal agreement with respect to the designation or election of Jeffrey Peterson, or any other person, as a director of the Company. In addition, Mr. Peterson owns 4.4% of the Company’s stock. In light of this ownership the Board has not designated Mr. Peterson as independent for governance purposes. We will continue to evaluate this designation on a regular basis.

The Board has determined that all members of the Company’s Audit Committee, Compensation Committee and Nominating Committee are independent under listing standards of the Nasdaq Stock Market.

Code of Ethics and Business Conduct

The Company has adopted the Electro-Sensors Code of Ethics and Business Conduct (the “Code of Conduct”), which applies to all of our directors, officers and employees. A copy of the Code of Conduct may be obtained upon written request to the Chief Executive Officer. If we make any substantive amendments to the Code of Conduct or grant any waiver, including any implicit waiver from a provision of the Code of Conduct to our directors or executive officers, we will disclose the nature of the amendments or waiver on our website.

Director Attendance at Annual Meeting

Directors’ attendance at Annual Meetings can provide our shareholders with an opportunity to communicate with directors about issues affecting the Company. We expect all directors to attend the Annual Meeting of Shareholders. All directors attended the 2018 Annual Meeting of Shareholders.

Communications with the Board

Shareholders may communicate directly with the Board. All communications should be directed to the Chairman of our Audit Committee at the address below and should prominently indicate on the outside of the envelope that the communication is intended for the Board or for non-management directors. If no director is specified, the communication will be forwarded to the entire Board. Shareholder communications to the Board should be sent to:

Board of Directors

Attention: Chairman, Audit Committee

Electro-Sensors, Inc.

6111 Blue Circle Drive

Minnetonka, Minnesota 55343-9108

Committees and Meetings of the Board of Directors

Information about the Board and its Committees are set forth below.

Board Meetings

The Board met five times during 2018. Each Board member attended all Board meetings and meetings of the committees on which he served.

Director Compensation

Directors who are not Company employees receive $1,750 per board meeting for their Board services. See “Director Compensation” on page 10. Each committee chairperson receives $5,000 per year and each committee member receives $3,500 per year for his service on the committee.

Audit Committee

Messrs. Marino, Gabbard, and Zipoy currently serve as members of the Audit Committee. This Committee met twice during 2018. The Audit Committee is responsible for selecting the Company’s independent registered public accounting firm, and for assisting the Board in its oversight of corporate accounting and internal controls, reporting practices of the Company and the quality and integrity of the financial reports of the Company. The Audit Committee Charter specifies the Committee’s composition and responsibilities. For more information concerning the Audit Committee, see the Report of the Audit Committee on page 14 and the Audit Committee Charter posted on our corporate website under “Investor Information - Corporate Governance.” Given his significant experience serving as a chief financial officer of companies, the Board has named Mr. Scott Gabbard as the “audit committee financial expert” as defined by Item 407(d)(5)(ii) of SEC Regulation S-K.

Compensation Committee

Messrs. Marino, Gabbard, and Zipoy currently serve as members of the Compensation/Stock Option Committee (the “Compensation Committee”). The Compensation Committee acts pursuant to a charter and met twice during 2018. For more information concerning the Compensation Committee, see the Compensation Committee Charter posted on our corporate website under “Corporate Governance.” The Compensation Committee is responsible for making recommendations to the Board concerning compensation of the Company’s employees, officers, and directors, and is authorized to determine the compensation of the Company’s executive officers. The Compensation Committee is authorized to administer the various incentive plans of the Company and has all powers of the attendant thereto, including the power to grant employee stock options.

Nominating Committee

Messrs. Marino, Gabbard, and Zipoy currently serve as members of the Nominating Committee. The Nominating Committee met once during 2018. The Nominating Committee is responsible for evaluating and nominating or recommending candidates for the Company’s Board of Directors. A copy of the Nominating Committee Charter, which has been adopted by the Company’s Board, is posted on our corporate website under “Corporate Governance.”

Nominating Policy

The Nominating Committee will consider candidates for nomination as a director recommended by shareholders. The Nominating Committee believes that director or candidates should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 18 years of age, having familiarity with the Company’s business and industry, having high moral character and mature judgment, being able to work collegially with others, and not currently serving on more than three Boards of public companies. The Nominating Committee may modify these minimum qualifications from time to time.

In evaluating director nominees who meet the Company’s minimum qualifications, the Nominating Committee considers the following factors and qualifications, among others:

●	the appropriate size and the diversity of the Company’s Board of Directors;

●	the needs of the Board for the particular talents and experience of its directors;

●	the knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

●	familiarity with domestic and international business matters;

●	age and legal and regulatory requirements;

●	experience with accounting rules and practices;

●	appreciation of the relationship of the Company’s business to the changing needs of society; and

●	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Nominating Committee will consider the attributes of the candidates and the needs of the Board, and will review all candidates in the same manner. Although, the Nominating Committee does not have a diversity policy, as described above, the Nominating Committee seeks to nominate candidates with a diverse range of knowledge, experience, skills, expertise, and other qualities that will contribute to the overall effectiveness of the Board.

A shareholder who wishes to recommend one or more directors must provide a written recommendation to the Company at the address below by November 21, 2019. Notice of a recommendation must include the name and address of the shareholder and the class and number of shares the shareholder owns. With respect to the nominee, the shareholder should include the nominee’s name, age, business address, residence address, current principal occupation, five-year employment history with employer names and a description of the employer’s business, the number of shares beneficially owned by the nominee, whether the nominee can read and understand basic financial statements, and other Board memberships, if any.

Electro-Sensors, Inc.

Attn: Chairman, Nominating Committee

6111 Blue Circle Drive

Minnetonka, MN 55343-9108

The recommendation must be accompanied by a written consent of the nominee to stand for election at the Annual Meeting if nominated by the Nominating Committee and to serve if elected by the shareholders. The Company may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee and whether the nominee has the attributes the Board believes are important in its composition.

ELECTION OF DIRECTORS

Proposals #1 and #2

The Bylaws of the Company provide that at each Annual Meeting, the shareholders will determine the number of directors, which must be at least one. The Nominating Committee and the Board recommend that the number of directors be currently set at five and that five directors be elected at the Annual Meeting to serve until the 2020 Annual Meeting or until their successors are duly elected and qualified. Under applicable Minnesota law and the Bylaws of the Company, approval of the proposal to set the number of directors at five requires the affirmative vote of the holders of a majority of the voting power of the shares present in person or by proxy at the Annual Meeting with authority to vote on this matter.

The Nominating Committee recommended and the Board selected the persons named below for election to the Board. All nominees are currently directors of the Company. If, prior to the Annual Meeting, the Board determines that any of these nominees would be unable to serve as a director after the Annual Meeting by reason of death, incapacity or other unexpected occurrence, the proxies will be voted for such substitute nominee as the Board selects. The Board has no reason to believe that any of the following nominees will be unable to serve. The Bylaws of the Company provide that directors will be elected by a plurality of the votes cast by holders of shares present in person or by proxy and entitled to vote on the election of directors at a meeting at which a quorum is present.

The following table sets forth the principal occupations (for at least the last five years) and directorships of the nominees:

Name	Principal Occupation and Directorships	Age	Director Since

David L. Klenk	President, CEO, and CFO of the Company since 2013	54	2013

Joseph A. Marino	President and CEO of Cardia, Inc. (a medical equipment manufacturer) since 1998	67	1994

Scott A. Gabbard	CFO of Magenic Technologies, Inc. (a software consulting organization) since 2006	52	2013

Jeffrey D. Peterson	Private investor since 1998. Previously employed by John G. Kinnard and Company, a regional brokerage firm.	62	2011

Michael C. Zipoy	Retired, Investment executive with Feltl and Company (brokerage and investment banking firm) from 2005 through 2018	71	2012

The Board believes the following key characteristics are important in the selecting these five nominees:

Mr. Marino’s executive leadership experience in building both private and public companies, including strategy formulation, execution, and investor relations;

Mr. Zipoy’s investment experience in small and micro-cap companies and his participation in public and private equity financing;

Mr. Peterson’s significant experience in the investment industry and personal connections with many regional businesses;

Mr. Gabbard’s extensive management experience, expertise, and background on strategic, accounting and financial matters for both public and private companies; and

Mr. Klenk’s years of leadership experience with emerging technology companies, his high levels of customer and employee focus, and his demonstrated ability to lead companies through significant growth cycles.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of February 26, 2019, regarding the beneficial ownership of the outstanding shares of Common Stock by persons known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, by directors and director nominees, by the only executive officers named in the Summary Compensation Table, and by the Company’s current directors and executive officers as a group.

	Common Stock
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Class
Estate of Nancy Peterson Jeffrey Peterson and Lynne Peterson, Co-Executors 15708 Knollwood Lane Minnetonka, MN 55345	1,004,464	(2)	29.6%

David L. Klenk 6111 Blue Circle Drive Minnetonka, MN 55343	90,776	(3)	2.7%

Joseph A. Marino 2900 Lone Oak Parkway, Suite 130 Eagan, MN 55121	52,500	(4)	1.5%

Scott A. Gabbard 6111 Blue Circle Drive Minnetonka, MN 55343	50,000	(4)	1.5%

Jeffrey D. Peterson 15708 Knollwood Lane Minnetonka, MN 55345	202,500	(6)	6.0%

Michael C. Zipoy 10900 Wayzata Blvd Suite 200 Minnetonka, MN 55305	57,500	(5)	1.7%

Officers and Directors as a Group (5 persons)	453,276		13.4%

(1)	Except as otherwise indicated, each person named or included in the group has the sole power to vote and sole power to direct the disposition of all shares listed as beneficially owned by him or her. Beneficial ownership information is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), as required for purposes of this Proxy Statement. Accordingly, it includes shares of Common Stock that are issuable upon the exercise of stock options exercisable within 60 days of February 26, 2019 as noted below.

(2)	Includes 499,313 shares held in an IRA Plan.

(3)	Includes 90,000 shares issuable upon the exercise of stock options exercisable within 60 days of February 26, 2019 and 776 shares held by the Electro-Sensors, Inc. Employee Stock Ownership Plan (“ESOP”) for the account of Mr. Klenk.

(4)	Represents shares issuable upon the exercise of stock options exercisable within 60 days of February 26, 2019.

(5)	Includes 52,500 shares issuable upon the exercise of stock options exercisable within 60 days of February 26, 2019.

(6)	Includes 52,500 shares issuable upon the exercise of stock options exercisable within 60 days of February 26, 2019. Excludes shares held by Estate of Nancy Peterson for which Jeffrey D. Peterson serves as Personal Representative and shares voting and dispositive control.

TRANSACTIONS WITH RELATED PERSONS,

PROMOTERS AND CERTAIN CONTROL PERSONS

The Company was not a party to any transactions with related persons, promoters or control persons during the last fiscal year and is not currently contemplating any such transactions.

EXECUTIVE COMPENSATION

Compensation Summary

The following table summarizes information concerning the compensation awarded or paid to, or earned by, the Company’s Named Executive Officer during 2018 and 2017.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-equity incentive plan ($)		All other compensation ($)(2)	Total ($)
David L. Klenk, President, CEO, CFO	2018 2017	220,000 210,000	0 0	0 0	0 10,000	(1)	34,249 30,765	254,249 250,765

(1)	Discretionary payment under the 2017 Management Incentive Bonus Plan.
(2)	Amounts reflect allocations to individual’s account of Company contributions to the ESOP, 401(k) Plan, and standard employee benefit plans. The Company matches 100% of the first 3% of employee 401(k) Plan contributions and 50% of the next 2% of employee contributions.

Compensation of Executive Officer

Mr. Klenk does not have a written employment agreement with the Company. As of January 1, 2019, his annual salary is $225,000 per year, and he is eligible to receive bonuses as determined by either the Board of Directors or the Compensation Committee. See “2018 Management Incentive Bonus Plan” and “2019 Management Incentive Bonus Plan” information below.

Outstanding Equity Awards as of December 31, 2018

The following table sets forth certain information concerning outstanding option equity awards outstanding to the Named Executive Officer at December 31, 2018. There were no outstanding share awards and therefore, these columns are omitted from the table.

Outstanding Equity Awards at Fiscal Year-End
Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option Exercise Price ($)	Option Expiration Date
Mr. Klenk	50,000	None	4.21	7/22/2023
Mr. Klenk	50,000	10,000	3.41	2/8/2026

2018 Management Incentive Bonus Plan

On January 23, 2018, the Compensation Committee approved the 2018 Management Incentive Plan (the “2018 Plan”) for the Company’s Chief Executive Officer and Chief Financial Officer David L. Klenk. The 2018 Plan had both annual financial performance and strategic goals. The financial performance goals were primarily based on the achievement of specified revenue levels, with additional amounts available for exceeding certain levels. The strategic goals were primarily related to initiatives related to expanding our customer base and product offerings. The Company allocated 75% of the potential bonus to financial performance and 25% to strategic initiatives. If the Company achieved the specified goals, the incentive cash payment to Mr. Klenk would have been approximately 23% of his base salary. Furthermore, the Committee retained discretion under the 2018 Plan to make incentive plan cash payments in amounts higher or lower than would otherwise be required under the 2018 Plan. The Company did not make a payment under the 2018 Management Incentive Plan.

2019 Management Incentive Bonus Plan

On January 16, 2019, the Compensation Committee approved the 2019 Management Incentive Plan (the “2019 Plan”) for the Company’s Chief Executive Officer and Chief Financial Officer David L. Klenk. The 2019 Plan has both annual financial performance and strategic goals. The financial performance goals are primarily based on the achievement of specified revenue levels, with additional amounts available for exceeding certain levels. The strategic goals are primarily related to initiatives related to expanding our customer base and product offerings. The Company has allocated 75% of the potential bonus to financial performance and 25% to strategic initiatives. If the Company achieves the specified goals, the incentive cash payment to Mr. Klenk will equal approximately 22% of his base salary. Furthermore, the Committee retains discretion under the 2019 Plan to make incentive plan cash payments in amounts higher or lower than would otherwise be required under the 2019 Plan.

DIRECTOR COMPENSATION

Compensation Summary

The following table summarizes information concerning the compensation awarded or paid to, or earned by, the Company’s non-employee directors during the last fiscal year. Directors who are not employees of the Company receive $1,750 per board meeting. Each committee chairperson receives $5,000 per year and each committee member receives $3,500 per year for his service on the committee. Directors may receive additional amounts for special committee or other board work as determined by the Board.

Director Compensation Table

Director Name	Fees earned or paid in cash ($)
Joseph A. Marino	15,750
Scott A. Gabbard	17,250
Jeffrey D. Peterson	8,750
Michael C. Zipoy	17,250

At December 31, 2018 Messrs. Marino, Peterson, and Zipoy each had 52,500 shares in stock option grants outstanding and Mr. Gabbard had 50,000 shares in stock option grants outstanding. These options were granted prior to 2018.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors, its executive officers, and any persons who beneficially own more than 10% of the Company’s Common Stock are required to report their initial ownership of Common Stock and subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for those reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file by those due dates during 2018. Based upon a review of such reports furnished to the Company, or written representations that no reports were required, the Company believes that all of those filing requirements were satisfied with respect to fiscal 2018, except that the estate of Nancy Peterson did not timely file a Form 3 after becoming a ten percent beneficial holder and Mr. Jeffrey Peterson did not timely file Form 4 when he became the co-executor of the Estate of Nancy Peterson and when the estate distributed shares to him.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal #3

The Company’s Board retained Boulay PLLP as its principal independent registered public accounting firm for the year ended December 31, 2018 and has selected Boulay PLLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2019. The Board desires that the selection of this independent registered public accounting firm be submitted to the shareholders for ratification, which ratification requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote. If the selection is not ratified, the Board of Directors will reconsider its decision.

A representative of Boulay PLLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

DISCLOSURE OF FEES PAID TO INDEPENDENT AUDITORS

The following fees were paid to Boulay PLLP in 2018 and 2017:

	2018	2017
Audit Fees	$76,000	$67,000
Audit-Related fees	$0	$0
Tax Fees	$5,000	$7,557
All Other Fees	$5,355	$3,255
Total	$86,355	$77,812

Audit Fees were for professional services rendered for the audit of the Company’s financial statements and review of the interim financial statements included in quarterly reports and services in connection with statutory and regulatory filings or engagements.

Audit-Related Fees consist of the review of, and discussion with, management regarding, certain accounting treatment.

Tax Fees were for professional services rendered for preparation of the Company’s annual tax return, quarterly estimates, and state returns. Tax examination consulting is also included.

All Other Fees represent fees for any professional services not included in the first three categories listed above. Those fees were approved by the audit committee and related to business development activities.

Under its Charter, the Audit Committee is required to pre-approve all audit services, as well as all non-audit services performed by the Company’s independent registered public accounting firm to ensure that the provision of these non-audit services does not impair the auditor’s independence. Unless a particular service has received general pre-approval by the Audit Committee in accordance with the Audit Committee’s pre-approval policy, each service provided must be specifically pre-approved. Any proposed services exceeding pre-approved costs levels will require specific pre-approval by the Audit Committee.

As part of the Company’s annual engagement agreement with its independent registered public accounting firm, the Audit Committee pre-approves the following:

●	Audit services to be provided by the independent auditor: statutory and financial audits for the Company and audit services associated with SEC registration statements, periodic reports and other documents filed with the SEC, production of other documents issued by the independent registered public accounting firm in connection with securities offerings (e.g., comfort letters, consents), and assistance in responding to SEC comment letters.

●	Consulting services provided by the independent registered public accounting firm related to the accounting or disclosure treatment of transactions or events and the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies.

●	Specific non-audit services, primarily tax services. The Audit Committee does not believe that performance of these tax services impairs the auditor’s independence. The Audit Committee has given the independent registered public accounting firm pre-approval for U.S. federal, state, and local tax planning and advice, U.S. federal, state, and local tax compliance, international tax planning and advice, international tax compliance, and tax planning and advice related to merger and acquisition activities. The Company’s independent registered public accounting firm must inform the Audit Committee whenever it provides pre-approved service. The aggregate amount of fees for these pre-approved tax services may not exceed $15,000 without additional explicit approval by the Audit Committee.

The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different term. The Audit Committee retains the right to periodically revise the above list of pre-approved services.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal #4

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act require that we provide our shareholders the opportunity to vote on a nonbinding, advisory resolution regarding the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC (commonly referred to as “Say-on-Pay”).

The Board of Directors believes that our executive compensation rewards performance, supports our business strategies, and discourages excessive risk taking. We believe that our executive compensation package is adequate, competitive with the market, and consistent with our objectives and goals.

The vote on this resolution is not intended to address any specific element of compensation. Instead, the vote relates to the overall compensation of our Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

Shareholders will be asked to vote on the following resolution:

“Resolved, that the shareholders approve the compensation of the Named Executive Officers as disclosed in the Summary Compensation Table and the related tabular and narrative disclosures in this Proxy Statement.”

The vote on this proposal is an advisory vote and is not binding on the Company. Although the vote is non-binding, the Board of Directors and the Compensation Committee intend to carefully consider the results of the voting on this proposal when making future decisions regarding executive compensation. To the extent there is any significant vote against the compensation of our Named Executive Officers in this Proposal #4, the Compensation Committee will evaluate what actions may be necessary to address our shareholders’ concerns.

At the 2016 Annual Meeting, of the votes present and voting, 2,168,911 votes for, 113,887 votes against, 53,716 abstentions, and 759,512 broker non-votes, as a result 63.9% of the shareholders voted to approve the advisory vote on executive compensation.

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote is required for approval of this proposal.

The Board of Directors recommends that shareholders vote FOR the non-binding resolution regarding the compensation of our Named Executive Officers, as disclosed in this Proxy Statement.

ADVISORY VOTE ON THE FREQUENCY OF HOLDING THE SAY ON PAY VOTE

Proposal #5

In addition to the Say-on-Pay vote set forth in Proposal #4, the Dodd-Frank Act and Section 14A of the Exchange Act require that shareholders have the opportunity, at least once every six years, to vote on how often they believe Say-on-Pay votes should be held in the future. Shareholders may indicate whether they prefer that a Say-on-Pay vote be held every year, every two years or every three years, or they may abstain from this vote.

After careful consideration of the various arguments supporting each frequency level, the Board of Directors has determined that an advisory vote on executive compensation every three years is the best approach for the Company. Our executive compensation program is intended to incentivize and reward performance over a multi-year period, and a three-year cycle is consistent with these time horizons. A three-year cycle is an appropriate frequency to provide the Board of Directors and the Compensation Committee sufficient time to consider shareholder input and implement any appropriate changes to our executive compensation strategies. Shareholders who have concerns about executive compensation during the interval between Say-on-Pay votes are welcome to bring their concerns to the attention of the Board.

The vote on this proposal is an advisory vote and is not binding on the Company. The outcome of this vote will not require the Board to take any action regarding the frequency of future Say-on-Pay votes. However, the Board will take into consideration the outcome of the vote when considering the frequency of future Say-on-Pay votes.

The proxy card provides shareholders with four choices (every 1 YEAR, 2 YEARS, 3 YEARS, or ABSTAIN).

The Board of Directors recommends that shareholders vote for the option of “3 YEARS” as the preferred frequency of future Say-on-Pay votes.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is comprised of three directors who are independent of the Company and management as required by the Nasdaq corporate governance listing standards and by SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s financial statements and the financial reporting process, including implementing and maintaining effective internal control over financial reporting and for the assessment of, and reporting on, the effectiveness of internal control over financial reporting. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Audit Committee has reviewed and discussed with management and the independent auditors the Company’s audited financial statements for the year ended December 31, 2018, and discussed with management the effectiveness of the Company’s internal control over financial reporting as of December 31, 2018 contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, including a discussion of the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed with management and the independent auditors the disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s 2018 Annual Report to Shareholders and its Annual Report on Form 10-K for the year ended December 31, 2018.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has discussed with the independent auditors the auditor’s independence from the Company and its management, including the matters in the written disclosures and the letter provided by the independent auditors to the Audit Committee as required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has considered the compatibility of non-audit services with the auditor’s independence.

The Committee discussed with the Company’s independent auditors the overall scope and plans for their integrated audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements for the year ended December 31, 2018 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

Audit Committee

Scott A. Gabbard, Chair

Joseph A. Marino

Michael C. Zipoy

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on these matters.

SHAREHOLDER PROPOSALS

Shareholder proposals for the proxy statement for the 2020 Annual Meeting of Shareholders of the Company must be received no later than November 21, 2019 at the Company’s principal executive offices, 6111 Blue Circle Drive, Minnetonka, Minnesota 55343, directed to the attention of the Chairman of the Audit Committee, or the Chairman of the Nominating Committee if the proposal relates to the nomination of a director, in order to be considered by the Board of Directors for inclusion in next year’s Annual Meeting proxy material under the SEC’s proxy rules.

Also, if a shareholder proposal intended to be presented at the next Annual Meeting but not included in the Company’s proxy statement and proxy is received by the Company after February 3, 2020, then management named in the Company’s proxy form for the next Annual Meeting will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company’s proxy material.

FORM 10-K

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2018 has been provided with this Proxy Statement. The Company will furnish to any shareholder, upon written request, any exhibit described in the list accompanying the Form 10-K upon the payment, in advance, of reasonable fees related to the Company’s furnishing such exhibits(s). Any such request should include a representation that the shareholder was the beneficial owner of shares of Electro-Sensors Common Stock on February 26, 2019, the record date for the 2019 Annual Meeting, and should be directed to Mr. David Klenk, Chief Executive Officer, at the Company’s principal address.

The foregoing Notice of Annual Meeting and Proxy Statement are sent by order of the Board of Directors.

David L. Klenk

President

March 20, 2019

ANNUAL MEETING OF SHAREHOLDERS OF

ELECTRO-SENSORS, INC.

April 24, 2019

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

38

20533034000000000000 3   042419   12532

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR PROPOSALS 1, 3, 4, AND 6 AND FOR 3 YEARS ON PROPOSAL 5 AND FOR THE ELECTION OF EACH DIRECTOR PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Scott A. Gabbard
- ○ David L. Klenk
- ○ Joseph A. Marino
- ○ Jeffrey D. Peterson
- ○ Michael C. Zipoy

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
1. To set the number of directors at five.	☐	☐	☐
3. To ratify the appointment of Boulay PLLP as Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2019.	☐	☐	☐
4. Advisory vote on executive compensation (a Say-on-Pay)	☐	☐	☐

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
5. Advisory vote on the frequency of Say-on-Pay	☐	☐	☐	☐

6. To transact such other business as may properly come before the meeting or any adjournment.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSALS 1, 3, AND 4, FOR THE ELECTION OF EACH DIRECTOR AND FOR 3 YEARS ON PROPOSAL 5.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

ELECTRO-SENSORS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PROXY FOR ANNUAL MEETING
April 24, 2019

The undersigned hereby appoints DAVID L. KLENK, with full power of substitution, as his or her Proxy to represent and vote, as designated below, all shares of the Common Stock of Electro-Sensors Inc. registered in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Sheraton Minneapolis West Hotel, 12201 Ridgedale Drive, Minnetonka, Minnesota, at 2:00 p.m. local time, on April 24, 2019, and at any adjournment thereof. The undersigned hereby revokes all proxies previously granted with respect to this meeting.

(Continued and to be signed on the reverse side)

1.1 14475